EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Whitney Holding Corporation on Form S-4/A (Amendment No.1) of our report dated February 3, 1996, incorporated by reference from the Annual Report on Form 10-K of First National Bankshares, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New Orleans, Louisiana
   January 14, 1997


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